EXHIBIT 99.1

SciQuest Reports First Quarter 2004 Results

SciQuest continues to deliver record EPS

Solid quarter-end cash and investment position of $16.7 million

RESEARCH TRIANGLE PARK, N.C., April 29, 2004 – SciQuest, Inc. (NASDAQ: SQST) today reported a net loss from continuing operations on a GAAP basis of $3.1 million, or ($0.82) per share for the first quarter of 2004.

“SciQuest continues to focus on expanding our reach into the supplier relationship management market,” said Stephen J. Wiehe, president and CEO at SciQuest. “Earlier this year, we introduced Sourcing Manager to continue to help our customers gain complete visibility into their spend and as a result institutions like New Mexico State University have joined the growing list of organizations that realize the value of SciQuest’s SRM solutions.”

First Quarter Results

Revenues from continuing operations in the first quarter of 2004 consisted of $1.9 million from licenses and other professional services, which is up from $1.6 million in the fourth quarter of 2003 and up from $1.7 million of revenues in the first quarter of 2003.

Gross profit in the first quarter of 2004 was $868,000 compared to $629,000 in the fourth quarter of 2003 and ($155,000) in the first quarter of 2003.

In the first quarter of 2004, operating expenses were $4.4 million, up from $3.9 million in the fourth quarter of 2003 and down from $5.3 million in the first quarter of 2003. The increase in the first quarter of 2004 reflected increased commission payments from our record bookings in the fourth quarter of 2003 as well as increased professional fees associated with the proposed acquisition by Trinity Ventures. Operating expenses in the fourth and first quarters of 2003 include restructuring charges of $112,000 and $380,000, respectively.

In the first quarter of 2004, the net loss on a GAAP basis was $3.1 million, or ($0.82) per share. In the fourth quarter of 2003, the net loss was $3.1 million, or ($0.84) per share. In the first quarter of 2003, the net loss was $5.5 million, or ($1.39) per share.

Cash and investments at March 31, 2004 equaled $16.7 million.

Highlights since December 31, 2003:

•	Entered into a definitive acquisition agreement to be acquired by Trinity Ventures in a transaction valued at $25,250,000 by means of a cash merger.

•	Announced the launch of the University of Pennsylvania’s Penn Marketplace, which went live on January 5, 2004 using SciQuest’s Spend Director solution. New hard dollar product cost savings of $2.1 million were realized within a month, with 67% of the University’s campus purchase orders going through the Penn Marketplace.

•	Launched Sourcing Manager, the latest in SciQuest’s suite of on-demand supplier relationship management (SRM) modules.

•	Signed multi-year contracts with world-class universities including Pennsylvania State University and New Mexico State University.

•	Launched the first HigherMarkets for SCT Banner customer, University of New Mexico

•	Announced that our Chief Operating Officer, Jamie Duke, was named to Supply and Demand Chain Executive’s 2004 Pros to Know List.

About SciQuest

SciQuest’s on-demand solutions integrate organizations with their suppliers to enable comprehensive spend management for the life sciences and higher education markets.

SciQuest’s complete suite of modular applications helps to automate the source-to-settle process. When used with the SciQuest Supplier Network, these solutions reduce redundant tasks and maintain data integrity throughout the cycle of finding, acquiring and managing goods to increase efficiency, reduce cost and provide total spend visibility.

Many of the world’s leading pharmaceutical, biotechnology, chemical and academic organizations rely on SciQuest solutions such as Biogen Idec, GlaxoSmithKline, Pfizer, Roche, Schering-Plough, Arizona State University, Indiana University, University of Michigan and University of Pennsylvania. SciQuest is headquartered in Research Triangle Park, NC. For more information about SciQuest, please visit www.sciquest.com or call +1-919-659-2100.

Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including all statements regarding the Company’s business focus. For such statements, the Company claims the protection of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995. The potential risks and uncertainties associated with these forward-looking statements could cause actual results to differ materially from those presented herein, and the reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the period ended December 31, 2003, filed with the Securities and Exchange Commission, under the caption “Factors That May Affect Future Results”, and include the risk that forecasting future performance may be difficult and that the Company may not experience revenue growth.

SciQuest and SelectSite are registered trademarks of SciQuest, Inc. LifeCycle and HigherMarkets are trademarks of SciQuest, Inc.

Contacts:
Media Relations:	Investor Relations:
Kristi Lee	Suzanne Miglucci
919-659-2406	919-659-2148
klee@sciquest.com	smiglucci@sciquest.com

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SciQuest

Condensed Statements of Operations (Unaudited)

	Quarter Ended 3/31/04	Quarter Ended 12/31/03	Quarter Ended 3/31/03
Revenues:
License fees and other professional services	$1,854,481	$1,624,182	$1,688,118

Cost of revenues:
Cost of license fees and other professional services	435,126	402,956	705,233
Amortization of acquired and capitalized software costs related to license fees	551,239	592,569	1,137,911

Total cost of revenues	986,365	995,525	1,843,144

Gross profit (loss)	868,116	628,657	(155,026)

Operating expenses:
Development.	1,664,786	1,207,531	1,287,971
Non-cash stock-based employee compensation	—	—	62,377

Total development expenses	1,664,786	1,207,531	1,350,348

Sales and marketing.	1,229,340	1,179,486	1,250,190
Non-cash stock-based employee comp. and customer acquisition	1,575	(6,066)	2,548

Total sales and marketing expenses	1,230,915	1,173,420	1,252,738

General and administrative	1,488,815	1,369,241	2,334,362
Non-cash stock-based employee comp. and amortization of intangibles	18,285	18,285	30,310

Total general and administrative expenses	1,507,100	1,387,526	2,364,672

Restructuring	—	112,000	380,000

Total operating expenses	4,402,801	3,880,477	5,347,758

Operating loss	(3,534,685)	(3,251,820)	(5,502,784)

Other income (expense):
Interest income	99,579	102,457	161,940
Interest expense	(23,552)	(18,320)	(20,137)
Other, net	380,289	22,331	463

Total other income, net	456,316	106,468	142,266

Loss from continuing operations	(3,078,369)	(3,145,352)	(5,360,518)
Loss from discontinued operations	—	—	(89,824)

Net loss	$(3,078,369)	$(3,145,352)	$(5,450,342)

Net loss per common share—basic and diluted:
Loss from continuing operations	$(0.82)	$(0.84)	$(1.37)
Loss from discontinued operations	—	—	(0.02)

Net loss per share-basic and diluted	$(0.82)	$(0.84)	$(1.39)

Weighted-average common shares outstanding—basic and diluted	3,747,031	3,744,369	3,922,360

SciQuest

Condensed Balance Sheets

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
Current assets
Cash and short-term investments	$12,784,147	$15,385,953
Accounts receivable	1,002,246	1,172,263
Other current assets	2,011,539	2,907,267

Total current assets	15,797,932	19,465,483

Long-term investments	3,889,000	3,889,000
Property and equipment - net	1,238,108	1,403,496
Capitalized software and web site development - net	5,613,817	5,940,667
Other intangible assets - net	164,558	182,843
Other assets	1,195,600	999,953

Total assets	$27,899,015	$31,881,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$9,036,299	$9,943,180
Long-term debt	2,312,833	2,312,833

Total liabilities	11,349,132	12,256,013

Stockholders’ equity (3,747,152 and 3,746,819 common shares outstanding, net of treasury shares, as of March 31, 2004 and December 31, 2003, respectively)	16,549,883	19,625,429

Total liabilities and stockholders’ equity	$27,899,015	$31,881,442